EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
United American Healthcare Corporation

We have issued our report dated October 11, 2012 accompanying the consolidated financial statements included in the annual report of United American Healthcare Corporation on Form 10-K/A for the years ended June 30, 2012 and 2011. We hereby consent to incorporation by reference of said report in the Registration Statement of United American Healthcare Corporation on Form S-8 (File No. 333-75179) effective March 29, 1999 and Form S-3 (File No. 333-139938) effective January 11, 2007 and amended January 24, 2007.

/s/ Bravos & Associates, CPA's

Bloomingdale, Illinois
December 17, 2012